UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2007

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.

Indianapolis IN 46240

(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement

On October 19, 2007, the Board of Directors of the Federal Home Loan Bank of Indianapolis adopted the following Amended and Restated Non-Qualified Plans:

(i)	Supplemental Executive Thrift Plan;

(ii)	Supplemental Executive Retirement Plan; and

(iii)	Directors’ Deferred Compensation Plan;

Further, the Directors approved an amended and restated form of Key Employee Severance Agreement to be applicable to certain Named Executive Officers. All of the Non-Qualified Plans and the Key Employee Severance Agreement were amended to bring them into compliance with the requirements of Internal Revenue Code Section 409A and the regulations under such Section, which were recently issued by the Internal Revenue Service. The amended Key Employee Severance Agreements will be offered to the following individuals who currently have an agreement in place: Michael R. Barker, Senior Vice President-Chief Risk Officer; Brian K. Fike, Senior Vice President-Member Services; Douglas J. Iverson, Senior Vice President-Marketing Director; Paul J. Weaver, Senior Vice President-Chief Accounting Officer; and Jonathan R. West, Senior Vice President-Administration. Other officers may be offered the agreement in the future.

Copies of the Amended and Restated Plans and the amended form of Key Employee Severance Agreement will be filed in the Bank’s next Form 10-Q.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2007

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/ MILTON J. MILLER II
Milton J. Miller II
President and Chief Executive Officer

By:	/s/ PAUL J. WEAVER
Paul J. Weaver
Senior Vice President – Chief Accounting Officer

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